                                                                       EX-99.p.2

As of August XX, 2008

                              DELAWARE INVESTMENTS

                                 CODE OF ETHICS

CREDO

It is the duty of all Delaware Investments employees,  officers and directors to conduct  themselves with  integrity,  and at all times to place the interests of
Fund  shareholders and account holders first. In the interest of this credo, all personal Securities  transactions will be conducted  consistent with the Code of
Ethics  and in such a manner as to avoid any  actual or  potential  conflict  of interest or any abuse of an individual's  position of trust and  responsibility.
The  fundamental  standard  of this Code is that  personnel  should not take any inappropriate advantage of their positions.

It is unlawful for certain persons,  including any employee, officer or director of any Fund, investment adviser or principal underwriter, in connection with the purchase or sale by such  person of a Security  held or to be acquired by a Fund or an account:

(1)  To employ any device, scheme or artifice to defraud a Fund or an account;

(2)  To make any untrue  statement of a material fact to a Fund or an account or omit to state a material  fact  necessary  in order to make the  statements made to a Fund or an account,  in light of the  circumstances in which they are made, not misleading;

(3)  To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a Fund or an account; or

(4)  To  engage  in any  manipulative  practice  with  respect  to a Fund  or an account.

Rule 17j-1 of the  Investment  Company Act of 1940 also  requires that each Fund
(listed  on  Appendix  A),  Delaware  Investments'  Adviser,   sub-adviser,  and
principal  underwriter  adopt a  written  code of ethics  containing  provisions reasonably  necessary  to  prevent  certain  persons  from  engaging  in acts in violation of the above standard and shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

This  Code of Ethics  is being  adopted  by the  following  Delaware  Investment companies (collectively  "Delaware") in compliance with the requirements of Rule
17j-1 of the  Investment  Company Act of 1940 and Rule 204A-1 of the  Investment
Advisers Act of 1940,  to effect the purpose of the Credo set forth above and to comply with the recommendations of the Investment Company  Institute's  Advisory
Group on Personal Investing:

         DELAWARE MANAGEMENT BUSINESS TRUST
         DELAWARE CAPITAL MANAGEMENT
         DELAWARE MANAGEMENT COMPANY
         DELAWARE INVESTMENT ADVISERS
         DELAWARE LINCOLN CASH MANAGEMENT
         DELAWARE ASSET ADVISERS
         DELAWARE DISTRIBUTORS, L.P.
         RETIREMENT FINANCIAL SERVICES, INC.
         DELAWARE SERVICE COMPANY, INC.
         DELAWARE MANAGEMENT TRUST COMPANY

DEFINITIONS:

"Access  Person"  means (i) a  supervised  person  who has  access to  nonpublic information  regarding clients' Securities  transactions,  is involved in making
Securities  recommendations to clients,  who has access to such  recommendations that are  nonpublic,  or who has access to nonpublic  information  regarding the portfolio  holdings of  affiliated  Funds (see  Appendix A); (ii) any  director, officer,  general partner or Advisory Person of a Fund or of a Fund's investment adviser; or (iii) any director, officer or general partner of a Fund's principal underwriter who, in the ordinary course of business,  makes,  participates in or obtains information regarding,  the purchase or sale of Securities by a Fund, or whose  functions  or duties in the  ordinary  course of  business  relate to the making of any  recommendation  to a Fund  regarding  the purchase or sale of its
Securities.  Those  persons  deemed  Access  Persons  will be  notified  of this designation.

"Advisory Person" means (i) any director,  officer,  general partner or employee of a Fund or investment adviser (or of any company in a control  relationship to the Fund or an investment  adviser)  who, in connection  with his or her regular functions or duties makes, participates in, or obtains information regarding the purchase  or sale of  Securities  by a Fund,  or whose  functions  relate to the making of any  recommendations  with respect to such purchase or sales,  or (ii)
any natural person in a control  relationship to a Fund or an investment adviser who obtains information concerning  recommendations made to the Fund with regard to the  purchase  or  sale  of  Securities  by a  Fund.  For  purposes  of  this definition,  "control"  has the same meaning as set forth in Section  2(a)(9) of the Investment Company Act of 1940.

"Affiliated  Person"  means any  officer,  director,  partner,  or employee of a
Delaware Fund or any subsidiary of Delaware  Management  Holdings,  Inc. and any other person so designated by the Compliance Department.

"Beneficial  ownership"  shall be as defined  in  Section  16 of the  Securities
Exchange  Act of 1934  and  the  rules  and  regulations  thereunder.  Generally
speaking,   a  person  who,  directly  or  indirectly,   through  any  contract,
arrangement, understanding, relationship or otherwise, has or shares a direct or indirect  pecuniary  interest  in a  Security,  is a  "beneficial  owner" of the
Security.  For example, a person is normally regarded as the beneficial owner of
Securities  held by  members of his or her  immediate  family  sharing  the same household.  Additionally,  ownership of derivative  Securities  such as options, warrants  or  convertible  Securities  which  confer  the right to  acquire  the underlying  Security at a fixed price  constitutes  Beneficial  Ownership of the underlying Security itself.

"Control"  shall mean  investment  discretion  in whole or in part of an account regardless  of Beneficial  Ownership,  such as an account for which a person has power of attorney or authority to effect transactions.

"De Minimis Purchases or Sales" shall mean purchases or sales by covered persons of up to 500 shares of stock in a company that is in the Standard and Poor's 500
Index provided that Delaware has not traded more than 10,000 shares of that same stock  during the last two  trading  days and there are no open  orders for that stock on the Trading Desk.

"Delaware Mutual Funds" shall mean all the Delaware  Investments Family of Funds except for the Delaware Cash Reserve Fund

"Director" shall mean any person who serves as a director or trustee of any Fund
(listed on Appendix A) that is advised by Delaware.

"High Quality  Short-Term Debt Instruments" shall mean any instrument that has a maturity  at  issuance of less that 366 days and that is rated in one of the two
highest  rating  categories  by  a  Nationally  Recognized   Statistical  Rating
Organization.

"Investment  Personnel"  means any employee of a Fund, an investment  adviser or affiliated  company,  other than a Portfolio  Manager  who, in  connection  with his/her  regular  functions or duties,  makes, or participates in the making of, investment decisions affecting an investment company, and any control person who obtains information  concerning the recommendation of Securities for purchase or sale by a Fund or an account.  Investment  Personnel  also include the staff who support a Portfolio Manager including analysts,  administrative assistants, etc.
Investment Personnel by definition are Access Persons.

"Managed  Accounts"  means an account that is  professionally  managed through a wrap program.  Managed  Accounts  require  pre-approval  through the  Compliance
Department  prior to starting up the account.  The  Compliance  Department  will consider the facts and circumstances of the account, including the functions and duties of the employees,  when approving or denying such accounts.  In addition, preclearance is exempt with Managed Accounts,  however, all trades still require reporting and duplicate  statements and confirmations are required to be sent to the Compliance  Department.  Preclearance is only exempt for trades initiated by the wrap manager. All trades initiated by the employee require preclearance.

"Portfolio  Manager"  means any person who, in connection  with his/her  regular functions  or  duties,  makes or  participates  in,  the  making  of  investment decisions effecting an investment company. Portfolio Manager includes all equity analysts and fixed income  research  analysts and traders  (excluding  municipal bond,  money market and private  placement).  Analysts or traders from  excluded teams  may  be  included  under  the  definition  of  Portfolio  Manager  at the discretion of the Chief Compliance Officer. Portfolio Managers by definition are
Access Persons.

"Security"  shall  have the  meaning  as set forth in  Section  2(a)(36)  of the
Investment  Company Act of 1940,  except  that it shall not  include  Securities issued or guaranteed by the government of the United States or by any , bankers'
acceptances,  bank  certificates  of deposit,  commercial  paper,  High  Quality
Short-Term Debt Instruments including repurchase agreements,  shares of open-end registered  investment  companies  (other than non-money  market Funds for which
Delaware Investments is the adviser andsub-adviser, see Appendix A for a list of these Funds),  and municipal fund Securities (i.e. 529 Plans). In addition,  the purchase,  sale or  exercise  of a  derivative  Security  shall  constitute  the purchase or sale of the underlying Security.  Federal agencies (e.g., Fannie Mae and Freddie Mae) instruments are subject to the Code of Ethics  preclearance and reporting requirements.  Preclearance of all Corporate Bonds shall be done on an issuer basis instead of on a mere cusip basis.  However, the purchase or sale of the debt  instrument  of an issuer  which  does not give the holder the right to purchase the issuer's stock at a fixed price,  does not constitute a purchase or sale of the issuer's stock.

Security being  "considered  for purchase or sale" or "being  purchased or sold"
means when a  recommendation  to purchase  or sell the  Security or an option to purchase or sell a Security has been made and  communicated  to the Trading Desk and with  respect to the  person  making the  recommendation,  when such  person seriously  considers  making,  or when such  person  knows or  should  know that another person is seriously considering making, such a recommendation.

Security  "held or to be acquired" by an account  means (i) any Security  which, within  the most  recent  fifteen  days  (a) is or has been  held by the Fund or account;  or (b) is  being,  or  has  been,  considered  by the  account  or its investment  adviser for purchase by the Fund or account;  and (ii) any option to purchase  or sell,  and any  Security  convertible  into or  exchangeable  for a
Security.

PROHIBITED ACTIVITIES

I.   The following restrictions apply to all Affiliated Persons, Access Persons,
     Investment Personnel and Portfolio Managers.

(a) No  Affiliated  Person,  Access  Person,  Investment  Personnel or Portfolio
Manager  shall  engage in any act,  practice or course of  conduct,  which would violate the  provisions of Rule 17j-1 set forth above,  or any other  applicable federal securities laws.

(b) No  Affiliated  Person,  Access  Person,  Investment  Personnel or Portfolio
Manager shall purchase or sell,  directly or  indirectly,  any Security which to his/her knowledge is being actively considered for purchase or sale by Delaware;
except that this prohibition shall not apply to:

     (A)  purchases  or sales that are  nonvolitional  on the part of either the
          Person or the Account;
     (B)  purchases which are part of an automatic dividend reinvestment plan;
     (C)  purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its  Securities,  to the extent such rights were  acquired  from such  issuer,  and sales of such rights so acquired;
     (D)  other  purchases and sales  specifically  approved by the President or
          Chief Executive Officer, with the advice of the General Counsel and/or the Compliance Director,  and deemed appropriate because of unusual or unforeseen  circumstances.  A list  of  Securities  excepted  will  be maintained by the Compliance Department.
     (E)  purchases or sales made by a wrap manager in an Affiliated Person's or
          Access Person's Managed Account, provided that such purchases or sales do not reflect a pattern of conflict.

(c) Except for trades  that meet the  definition  of de minimis,  no  Affiliated
Person,  Access Person,  Investment Personnel or Portfolio Manager may execute a buy or sell order for an account in which he or she has Beneficial  Ownership or
Control until the third trading day following the execution of a Delaware buy or sell order in that same  Security.  All trades  that meet the  definition  of de minimus,  however,  must first be  precleared  by the  Compliance  Department in accordance with Section I(g) below.

(d) No  Affiliated  Person or Access  Person  may  purchase  an  initial  public offering (IPO) without first receiving preclearance.

(e) No  Affiliated  Person,  Access  Person,  Investment  Personnel or Portfolio
Manager may purchase any private placement without express PRIOR written consent by the Compliance Department.  This prior approval will take into account, among other factors,  whether the investment opportunity should be reserved for a Fund or an account and whether the opportunity is being offered to a person by virtue of his or her position with Delaware. All private placement holdings are subject to  disclosure to the  Compliance  Department.  Any  Affiliated  Person,  Access
Person, Investment Personnel or Portfolio Manager that holds a private placement must receive  permission from the Compliance or Legal  Departments  prior to any participation by such person in Delaware's consideration of an investment in the same issuer. In such  circumstances,  Delaware's decision to purchase securities of the issuer will be subject to an independent  review by Investment  Personnel with no personal interest in the issuer.

(f) Despite any fault or  impropriety,  any  Affiliated  Person,  Access Person,
Investment  Personnel  or  Portfolio  Manager who  executes a buy or sell for an account in which he/she has  Beneficial  Ownership or Control  either (i) before the third trading day  following  the execution of a Delaware  order in the same
Security,  or (ii) when there are pending  orders for a Delaware  transaction as reflected  on the open order  blotter,  shall  forfeit any profits  made (in the event of purchases) or loss avoided (in the event of sales), whether realized or unrealized,  in the period from the date of the personal  transaction to the end of the proscribed trading period.  Payment of the amount forfeited shall be made by check or in cash to a charity of the person's  choice and a copy of the check or receipt must be forwarded to the Compliance Department.

(g) Except for Managed Accounts meeting the provisions of Section I(b)(E) above, each  Affiliated  Person or Access  Person's  personal  transactions,  including transactions that may be considered de minimus,  must be precleared by using the
Personal Transaction System. The information must be submitted prior to entering any orders for personal transactions. Preclearance is only valid for the day the request  is  submitted.  If  the  order  is  not  executed  the  same  day,  the preclearance  request  must be  resubmitted.  Regardless  of  preclearance,  all transactions  remain  subject to the  provisions of (f) above.  PRECLEARANCE  OF
FIXED INCOME  SECURITIES  MUST BE RECEIVED  DIRECTLY FROM A COMPLIANCE  OFFICER.
(Systematic preclearance is not available for fixed income securities.)

(h) All Mutual Funds including the Delaware Mutual Funds that are now subject to the Code of Ethics  will be  required to be held for a minimum of 60 days before selling the Fund at a profit. Closing positions at a loss is not prohibited.

II.  In  addition  to  the  requirements  noted  in  Section  I,  the  following additional  restrictions  apply to all  Investment  Personnel and Portfolio
     Managers.

(a)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from purchasing any initial public offering (IPO).

(b)  Short  term  trading  resulting  in a profit  is  prohibited.  All  opening positions  must be held for a period of 60 days, in the  aggregate,  before they can be closed at a profit.  Any short term  trading  profits  are subject to the disgorgement  procedures  outlined  above  and at the  maximum  level of  profit obtained.  The closing of positions at a loss is not  prohibited.  Stock Options are also included in the 60 day holding period.

(c)  All  Investment  Personnel  and  Portfolio  Managers  are  prohibited  from receiving  anything  of more than a de  minimis  value from any person or entity that does business  with or on behalf of any account or client.  Things of value may  include,  but  not  be  limited  to,  travel  expenses,  special  deals  or incentives.

(d) All  Investment  Personnel  and  Portfolio  Managers  require  PRIOR written approval  from the Legal or Compliance  Department  before they may serve on the board of directors of any public company.

III. In addition to the  requirements  noted in Sections I and II, the following additional restrictions apply to all Portfolio Managers.

(a) No  Portfolio  Manager  may  execute a buy or sell order for an account  for which he/she has Beneficial Ownership within seven calendar days before or after an investment  company or separate  account that he/she  manages  trades in that
Security.

(b) Despite  any fault or  impropriety,  any  Portfolio  Manager who  executes a personal  transaction  within seven  calendar days before or after an investment company or separate  account that he/she manages trades in that Security,  shall forfeit any profits  made (in the event of  purchases)  or loss  avoided (in the event of sales), whether realized or unrealized,  in the period from the date of the personal transaction to the end of the prescribed trading period. Payment of the  amount  forfeited  shall be made by check  or in cash to a  charity  of the person's  choice and a copy of the check or  receipt  must be  forwarded  to the
Compliance Department.

REQUIRED REPORTS

I.   The following  reports are required to be made by all  Affiliated  Persons,
     Access Persons, Investment Personnel, Portfolio Managers.

(a) Disclose  brokerage  relationships  at employment and at the time of opening any new account.

(b) Direct their  brokers to supply to the  Compliance  Department,  on a timely basis,  duplicate copies of all  confirmations and statements for all Securities accounts and Managed Accounts. Where possible, such confirmations and statements should be forwarded electronically to the Compliance Department.  The Compliance
Department,  from time to time, will compare such  confirmations  and statements against  precleared  transactions in the Personal  Transaction System to monitor compliance with the Code.

(c) All Delaware  Investments  Mutual Funds and Optimum Fund Trust accounts will be required to be held in-house.

(d) Each quarter,  no later than 20 days after the end of the calendar  quarter, submit to the Compliance  Department a personal  transaction summary showing all transactions  in  Securities  and Delaware  Mutual Funds in accounts  which such person  has or  acquires  any  direct  or  indirect  Beneficial  Ownership.  Any transactions  effected pursuant to an Automatic  Investment Plan, however,  need not be reported.  Each Director who is not an interested person shall submit the quarterly reports only for transactions where at the time of the transaction the
Director knew, or in the ordinary  course of fulfilling his official duties as a
Director  should  have known,  that  during the  fifteen day period  immediately before or after the date of the  transaction by the Director,  such Security was purchased or sold by a Fund or its  investment  adviser or was being  considered for purchase or sale by a Fund or its investment adviser.

Every report will contain the following information:

     (i)  the date of the transaction,  the title and type of the Security,  the exchange  ticker symbol or CUSIP number,  if applicable,  the interest rate and maturity  date, if  applicable,  and the number of shares and the principal amount of each Security involved;

     (ii) the nature of the transaction (i.e., purchase,  sale or any other type of acquisition or disposition);

     (iii) the price at which the transaction was effected;

     (iv) the name of the broker, dealer or bank effecting the transaction;

     (v)  for any account  established  by such  person in which any  Securities were held during the  quarter  for the direct or  indirect  benefit of such  person,  the name of the  broker,  dealer  or bank with whom the account was established and the date the account was established; and

     (vi) the date that the report is submitted to the Compliance Department.

(e) All Affiliated Persons,  Access Persons,  Investment Personnel and Portfolio
Managers must,  initially upon receipt of this Code, upon receipt of any and all amendments to this Code, and annually,  certify that they have  received,  read, understand  and  complied  with  this  Code of  Ethics  and all  disclosure  and reporting requirements contained therein.

II.  In  addition  to the above  reporting  requirements,  all  Access  Persons,
     Investment  Personnel and Portfolio  Managers (other than Directors who are not Interested Persons) must:

(a)  Provide an initial holdings report no later than 10 days upon  commencement of employment that discloses  information regarding all personal Securities holdings,  including (i) the title,  type,  exchange ticker symbol or CUSIP number,  if  applicable,  the number of shares and the principal  amount of each Security;  (ii) the name of any broker,  dealer or bank with whom such person  maintains  an  account  in which any  Securities  were held for the direct  or  indirect  benefit  of  such  person  as  of  the  date  of  the commencement  of  employment,  and  (iii)  the  date  that the  report  was submitted to the Compliance Department. This report must be current as of a date no more than 45 days before the commencement of employment.

(b)  Provide an annual  holdings  report  containing  information  regarding all personal  Securities  holdings,  including  (i) the title,  type,  exchange ticker symbol or CUSIP number, if applicable,  the number of shares and the principal amount of each Security;  (ii) the name of any broker,  dealer or bank with whom such  person  maintains  an account in which any  Securities were held for the direct or indirect benefit of such person,  and (iii) the date that the report  was  submitted  to the  Compliance  Department.  This report  must be current as of a date no more than 45 days before the report is submitted and must be submitted at least annually.

SANCTIONS/VIOLATIONS

Strict  compliance with the provisions of the Code of Ethics is considered to be a basic provision of your employment.  Any violation of the Code of Ethics by an employee will be considered serious and may result in disciplinary action, which may include, but is not limited to unwinding of trades, disgorgement of profits, warning,  monetary fine or censure,  suspension of personal trading  privileges, and suspension or termination  of employment.  Repeated  offenses will likely be subject to additional sanctions of increasing severity.

ADMINISTRATIVE PROCEDURES

(a) The Compliance  Department of Delaware will identify all Affiliated Persons,
Access Persons, Investment Personnel and Portfolio Managers and will notify them of this  classification  and their  obligations  under this Code. The Compliance
Department  will ensure that all such  persons  initially  receive a copy of the
Code of Ethics and any and all  subsequent  amendments  thereto.  The Compliance
Department   will  also  maintain   procedures   regarding  the  review  of  all
notifications  and reports  required to be made pursuant to Rule 17j-1 under the
Investment Company Act of 1940, Rule 204A-1 under the Investment Advisers Act of
1940, or this Code and the Compliance  Department will review all  notifications and reports, such as portfolio holdings and Securities transaction reports.

(b) All Affiliated Persons,  Access Persons,  Investment Personnel and Portfolio
Managers shall report any apparent  violations of the  prohibitions or reporting requirements  contained  in  this  Code  of  Ethics  promptly  to the  Legal  or
Compliance Department.  The Legal or Compliance Department shall report any such apparent  violations to the Chief Compliance  Officer and the President or Chief
Executive  Officer.  Such Chief  Executive  Officer or President,  or both, will review the reports made and determine whether or not the Code of Ethics has been violated  and shall  determine  what  sanctions,  if any,  should be  imposed in addition to any that may already  have been  imposed.  On a quarterly  basis,  a summary report of material violations of the Code and the sanctions imposed will be made to the Board of Directors  or  Committee  of Directors  created for that purpose.  In  reviewing  this  report,  the  Board  will  consider  whether  the appropriate  sanctions  were  imposed.  When the Legal  Department  finds that a transaction  otherwise  reportable  above could not  reasonably be found to have resulted  in a fraud,  deceit or  manipulative  practice  in  violation  of Rule
17j-1(b), it may, in its discretion,  lodge a written memorandum of such finding in lieu of reporting the transaction.

(c) All material purchases and sales  specifically  approved by the President or
Chief  Executive  Officer in  accordance  with Section  (I)(b)(D) of  Prohibited
Activities,  as  described  herein,  shall be  reported to the Board at its next regular meeting.

(d) The Board of Directors,  including a majority of independent Directors, must approve  the  Fund's  Code,  as well as the Code of any  adviser  and  principal underwriter.  If an adviser or underwriter makes a material changes to its Code, the Board must approve the material  change within six months after the adoption of such  change.  The Board must base its  approval  of a Code of  ethics,  or a material  change  to a  Code,  upon  a  determination  that  the  Code  contains provisions  reasonably  necessary to prevent  "Access Persons from violating the anti-fraud provisions of the Rule 17j-1.

(e) At least once a year,  the Board must be provided a written report from each
Rule 17j-1  organization  that  describes  issues that arose during the previous year under the Code or  procedures  applicable  to the Rule 17j-1  organization, including,  but not limited  to, a summary of the  existing  procedures  and any changes  during the past year,  information  about  material  Code or  procedure violations and sanctions imposed in response to those material  violations,  and any recommended changes to the Code based on past experience,  evolving industry practice  or  developments  in  applicable  laws or  regulations.  In  addition, annually and before the Board approves a material  change to the Code, the Board must be provided with a written  report from each Rule 17j-1  organization  that certifies  to the  Fund's  Board that the Rule 17j-1  organization  has  adopted procedures reasonably necessary to prevent its Access Persons from violating its
Code of Ethics.

RECORDKEEPING

Please see Procedures  Regarding Books and Records To be Kept and Maintained for
Code of Ethics recordkeeping requirements.

Appendix A - List of Mutual Funds/Collective  Investment Vehicles subject to the
Code of Ethics

o    All Optimum Fund Trust Funds

o    AssetMark Tax-Exempt Fixed Income Fund

o    AST Capital Trust Company - Delaware International Equity Trust

o    Consulting Group Capital Markets Funds - Large Capitalization Growth Equity
     Investments

o    Consulting Group Capital Markets Funds - Small  Capitalization Value Equity
     Investments

o    First Mercantile Trust Preferred Trust Fund

o    Lincoln Variable Insurance Product Trusts - LVIP Delaware Bond Fund

o    Lincoln  Variable  Insurance  Product  Trusts - LVIP Delaware  Growth &
     Income Fund

o    Lincoln Variable Insurance Product Trusts - LVIP Delaware Managed Fund

o    Lincoln Variable Insurance Product Trusts - LVIP Money Market Fund

o    Lincoln Variable  Insurance Product Trusts - LVIP Delaware Social Awareness
     Fund

o    Lincoln  Variable   Insurance   Product  Trusts  -  LVIP  Delaware  Special
     Opportunities Fund

o    MassMutual Select Funds - MassMutual Select Aggressive Growth Fund

o    MassMutual Select Funds - MassMutual Select Emerging Growth Fund

o    MML Series Investment Fund - MML Emerging Growth Fund

o    MLIG Roszel/Delaware Small Cap Portfolio

o    MLIG Roszel/Delaware Trend Portfolio

o    Northern Equity Funds - Multi-Manager Large Cap Fund

o    PMC Funds - PMC Small Cap Core Fund

o    PNC Capital  Opportunities Fund (formerly Mercantile Capital  Opportunities
     Fund)

o    Russell Investment Company - Select Growth Fund

o    Russell Investment Company - Tax-Exempt Bond Fund

o    Russell Trust Company - Russell Common Trust International Equity Fund

o    Russell Trust Company - Russell Concentrated Aggressive Portfolio Fund

o    Russell Trust Company - Russell Growth Fund

o    Russell Trust Company - Russell International Fund

o    Russell Trust Company - United Airlines Pilot Directed Account Plan - Small
     Cap Equity Fund

o    Russell Company Limited - Integritas  Mutli-Manager  Fund plc - U.S. Equity
     Fund

o    SEI Global Investments Fund plc - US Large Cap Growth Fund

o    SEI Global Managed Fund plc - High Yield Fund

o    SEI Institutional Investment Trust - High Yield Fund

o    SEI Institutional Investments Trust - Large Cap Fund

o    SEI Institutional Investments Trust - Large Cap Diversified Alpha Fund

o    SEI Institutional Managed Trust - High Yield Fund

o    SEI Institutional Managed Trust - Large Cap Diversified Alpha Fund

o    SEI Institutional Managed Trust - Large Cap Growth Fund

o    SEI Institutional Managed Trust - Tax Managed Large Cap Fund

o    SEI Investments Group of Funds - U.S. Large Company Equity Fund

o    SEI Tax-Exempt Trust - Institutional Tax-Free Fund

o    UBS  PACE  Select  Advisors  Trust  - UBS  PACE  Large  Cap  Growth  Equity
     Investments